Exhibit 10.2

Thomas C. Nyhan Executive Director and General Counsel

January 29, 2014

Mr. Jaimie Pierson

Chief Financial Officer

YRC Worldwide, Inc.

10990 Roe Avenue

Overland Park, KS 66211

RE: Guarantee of Continued Participation

Dear Mr. Pierson:

As reflected in my e-mail to Harry Wilson dated January 21, 2014, the Trustees of the Central States, Southeast and Southwest Areas Pension Fund (the “Pension Fund” or the “Fund”) have approved certain revisions to the Amended and Restated Contribution Deferral Agreement dated July 22, 2011 (“CDA”), subject to the conditions stated in my e-mail and subject to the Fund’s review and approval of final documentation reflecting the revised CDA terms. One of the conditions precedent to the Pension Fund’s agreement to the CDA revisions set forth in my January 21 e-mail offered two alternative options to the YRC Worldwide, Inc. (“YRCW”) companies:

The execution of a side letter whereby the company guaranties the continued participation in the Central States Pension Fund (“CSPF”) for a period of 10 years after the date upon which the CDA balance is repaid in full and there is no other outstanding indebtedness to the CSPF. In the alternative, YRCW agrees that for purposes of computing withdrawal liability, the contribution rate used for purposes of computing the payment schedule will be deemed to be the published contribution rate under the National Master Freight Agreement for each year until the CDA is paid in full.

I understand that the YRCW companies who are designated as Primary Obligors under the CDA prefer the option of providing a side letter - agreement to the Pension Fund guaranteeing participation in the Pension Fund for ten years after the CDA balance is repaid to the Pension Fund in full.

9377 West Higgins Road, Rosemont, Illinois 60018-4938 • (847) 518-9800

www.MyCentralStatesPension.org

Mr. Jaimie Pierson

January 29, 2014

The purpose of this correspondence is to serve as the side letter – agreement (or this “Agreement”) setting forth (1) the obligations under the above-referenced participation guarantee option of the Primary Obligors who are listed below and requested to sign this letter, and (2) the obligations of YRCW and all trades or businesses under common control with YRCW, within the meaning of 29 U.S.C. sec. 1301(b)(1), to act as guarantors of the obligations and undertakings of the Primary Obligors set forth in this letter – agreement.

1.	PARTICIPATION GUARANTEE

a)	The undersigned Primary Obligors, and each of them (jointly and severally), hereby agree and guarantee that they will continue to participate in and pay contributions to the Pension Fund pursuant to collective bargaining agreements for a period of not less than 10 (ten) full years after all balances (including all principal, interest and any applicable expenses or fees) owed to the Pension Fund under the CDA (and any amendments or restatements of the CDA hereafter agreed to) are completely and fully paid and satisfied by all such Primary Obligors (the “Guarantee Period”).

b)	Further, the undersigned Primary Obligors, and each of them (jointly and severally), agree that the scope and categories of work, job classifications, periods of employment and other conditions triggering each Primary Obligors’ obligations to pay contributions to the Pension Fund, as each such category of work, job classification, period of employment and other condition triggering each Primary Obligor’s obligation to contribute to the Pension Fund is specified under the Primary Obligors’ current collective bargaining agreement(s) or participation agreement(s), will not be reduced or lessened under any future collective bargaining agreements or participation agreements in ways that result in fewer contribution dollars being paid to the Pension Fund during the Guarantee Period.

c)

For the sake of clarity and the avoidance of doubt, in the event any of the Primary Obligors at any time prior to the expiration of the Guarantee Period ceases to be under common control with any of the other Primary Obligors or with YRCW (within the meaning of 29 U.S.C.

Mr. Jaimie Pierson

January 29, 2014

1301(b)(1)), the above-described participation guarantee (“Participation Guarantee”) and all other obligations under this Agreement will continue to attach to such Primary Obligor, notwithstanding any transaction breaking such controlled group relationship.

2.	REMEDIES AND DAMAGES FOR BREACH OF THE PARTICIPATION GUARANTEE

To the extent that the Primary Obligors, or any of them, are in breach of the Participation Guarantee, or other obligations and undertakings set forth in Paragraph 1. above, the Primary Guarantors, and each of them (jointly and severally), shall be required to pay damages in the following amounts to the Pension Fund, and subject to the following procedures:

a)	In the event of a breach involving a complete failure by one or more of the Primary Obligors to have a contribution obligation to the Pension Fund during the Guarantee Period (or any portion thereof), the Primary Obligors, and each of them, will be required (as an obligation for which they are jointly and severally liable) to pay to the Pension Fund, in addition to any other contribution amounts and obligations owed to the Pension Fund, an amount for each month during the continuation of such breach (payable on or before the 15th day of the following month) that is equivalent to the greater of (i) the amount of contributions that would be owed to the Pension Fund based upon current levels and periods of work and compensation during each month of continuation of the breach, calculated as if the last collective bargaining agreement (including the last agreed contribution rate) requiring contributions to the Pension Fund by the breaching Primary Obligor(s) were still in effect, or (ii) the amount of contributions that would be owed to the Pension Fund based upon the highest monthly levels and periods of work and compensation for which pension contributions were owed measured by CBUs that the breaching Primary Obligor(s) experienced during the period of July 2009 through and including December 2019, but calculated as if the last collective bargaining agreement requiring contributions on the part of the breaching Primary Obligor(s) to the Pension Fund (including the last contribution rate) were still in effect.

Mr. Jaimie Pierson

January 29, 2014

b)	In the event of a breach under Subparagraph 1.b) above involving a reduction or lessening in the scope or categories of work, job classifications, periods of employment or other conditions triggering an obligation to contribute to the Pension Fund of one or more of the Primary Obligors as compared to their contribution obligations under their current collective bargaining agreement, the Primary Obligors, and each of them, will be required (as an obligation for which they are jointly and severally liable) to pay to the Pension Fund an amount for each month during the continuation of such breach (payable on or before the 15th day of the following month) that is equivalent to the amount of contributions, calculated as if the breaching Primary Obligor’s last collective bargaining agreement (including the contribution rate) requiring contributions to the Pension Fund prior to such breach by the Primary Obligor was still in effect, that would have been owed to the Pension Fund if such reduction or lessening in the scope of work, periods of employment, job classifications or other conditions triggering Primary Obligor(s)’ obligation to contribute to the Pension Fund had not occurred.

c)	Further, until such time as there has been a complete withdrawal of the Primary Obligors from the Pension Fund within the meaning of 29 U.S.C. sec. 1383(a), any amounts owed by the Primary Obligors under Subparagraphs 2.a) and 2.b) above shall be treated as contributions owed under a collective bargaining agreement by the Primary Obligors for purposes of calculating and assessing any withdrawal liability under the Multiemployer Pension Plan Amendment Act of 1980 owed by the Primary Obligors and all trades or businesses under common control with them (within the meaning of 29 U.S.C. sec. 1301 (b)(1)). However, the Primary Obligors’ obligations to make payments specified under this Paragraph 2 shall not be excused by any withdrawal incurred by the Primary Obligors from the Pension Fund and shall be due in addition to (and not in place of ) any withdrawal liability payments owed to the Pension Fund.

Mr. Jaimie Pierson

January 29, 2014

d)	In addition, in order to ascertain and to verify the Primary Obligors’ obligations to make any payments specified in Subparagraphs 2.a) and 2.b) above, the Pension Fund shall be entitled to audit the payroll and other operations of the Primary Obligors with respect those payment obligations to the same extent, and subject to the same terms, conditions and remedies for to non-compliance with audit requests, as currently apply to the Pension Fund’s right to audit the Primary Obligors with respect to their pension contribution obligations arising under collective bargaining agreements.

e)	The remedies, damages and procedures set forth in Subparagraphs 2.a), 2.b), 2.c) and 2.d) above are non-exclusive in nature and do not preclude any other remedies at law or in equity that may be available to the Pension Fund in the event of a breach of this letter – agreement.

f)	The undersigned parties incorporate by reference as if fully set forth in this letter - agreement sections 11.05 to 11.14 of the CDA, except that for purposes of this letter-agreement (i) the references to “New York” in sec. 11.12 (“Governing Law”) of the CDA shall be deleted and replaced in each instance with the word “Illinois,” and first sentence of the sec. 11.13 of the CDA shall be deleted and the following sentence inserted in its place:

Each of the parties submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and the Circuit Court of Cook County, Illinois, in any action or proceeding arising out of or relating to this letter agreement or the transactions contemplated herein and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

g)	All parties signatory to this letter – agreement acknowledge that it has been entered for good and valuable consideration and they represent and warrant that they are authorized to enter into and execute this letter – agreement. Further, YRCW and each of its affiliates that have executed this letter-agreement, either as a Primary Obligor or as a Guarantor (collectively, the “YRCW Companies”), acknowledge that they will receive reasonably equivalent value for the Participation Guarantee of the Primary Obligors, the Guarantee of the Guarantors (see Paragraph 3 below) and other undertakings they have given and made hereunder, in that, among other items of value provided by this letter-agreement to each of the YRCW Companies, this letter-agreement is a necessary component and condition of a debt restructuring that, if not effectuated, would create substantial risks negatively impacting the financial viability of all the YRCW Companies.

Mr. Jaimie Pierson

January 29, 2014

3.	OBLIGATIONS OF GUARANTORS

a)	YRCW, as Primary Guarantor listed below, and each of the parties listed below as Additional Guarantors agree, jointly and severally, to fully guarantee (the “Guarantee”) the Participation Guarantee and other obligations under this letter-agreement of the Primary Obligors (the “Guaranteed Obligations”). YRCW also represents and warrants that the Primary and Additional Guarantors listed below together constitute all the trades or businesses that are under common control with the Primary Obligors and YRCW within the meaning of 29 USC sec. 1301(b)(1), with the exception of entities that YRCW represents to be special purpose vehicles or companies incorporated under foreign (non-U.S.) law.

b)	The Primary and Additional Guarantors listed below further agree to the undertakings set forth in Appendix A hereto (“Guarantor Undertakings/Guarantee”) with respect to the Guaranteed Obligations and the Guarantee.

Sincerely,

AGREED:

CENTRAL STATES, SOUTHEAST AND
SOUTHWEST AREAS PENSION FUND

By:	/s/ Thomas C. Nyhan
Thomas C. Nyhan
Executive Director
and General Counsel

Mr. Jaimie Pierson

January 29, 2014

PRIMARY OBLIGORS

AGREED:

YRC INC. (AS PRIMARY OBLIGOR)

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

AGREED:

USF HOLLAND INC. (AS PRIMARY OBLIGOR)

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

AGREED:

NEW PENN MOTOR EXPRESS, INC. (AS PRIMARY OBLIGOR)

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

AGREED:

USF REDDAWAY INC. (AS PRIMARY OBLIGOR)

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

Mr. Jaimie Pierson

January 29, 2014

PRIMARY GUARANTOR

AGREED:

YRC WORLDWIDE INC. (AS GUARANTOR)

By:	/s/ Jamie Pierson	Date:	January 31, 2014
Name and title:	Jamie Pierson, Executive Vice President and Chief Financial Officer

Mr. Jaimie Pierson

January 29, 2014

ADDITIONAL GUARANTORS

AGREED (AS GUARANTORS):

EXPRESS LANE SERVICE, INC.

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

ROADWAY EXPRESS INTERNATIONAL, INC.

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

ROADWAY REVERSE LOGISTICS, INC.

By:	/s/ Phil J. Gaines	Date:	January 31, 2014
Name and title:	Phil J. Gaines, Sr. Vice President, Finance

ROADWAY LLC

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

ROADWAY NEXT DAY CORPORATION

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

YRC ASSOCIATION SOLUTIONS, INC.

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

Mr. Jaimie Pierson

January 29, 2014

YRC MORTGAGES, LLC

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

YRC REGIONAL TRANSPORTATION, INC.

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

USF BESTWAY INC.

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

USF DUGAN INC.

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

USF GLEN MOORE INC.

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

USF REDSTAR LLC

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

YRC LOGISTICS SERVICES, INC.

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President

Mr. Jaimie Pierson

January 29, 2014

YRC ENTERPRISE SERVICES, INC.

By:	/s/ Mark D. Boehmer	Date:	January 31, 2014
Name and title:	Mark D. Boehmer, Vice President